SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (D) Of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): December 31, 2007

Alaska Pacific Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Alaska	0-26003	92-0167101
State or other jurisdiction	Commission	I.R.S. Employer
of incorporation	File Number	Identification No.

2094 Jordan Avenue, Juneau, Alaska		99801
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (907) 789-4844

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.133-4(c))

Item 2.02 Results of Operations and Financial Condition

On March 19, 2008, Alaska Pacific Bancshares, Inc. issued its earnings release for the quarter ended December 31, 2007. A copy of the earnings release is attached hereto as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

99.1 Press Release of Alaska Pacific Bancshares, Inc. March 19, 2008.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ALASKA PACIFIC BANCSHARES, INC.

DATE: March 19, 2008	By:	/s/Julie M. Pierce
Senior Vice President and
Chief Financial Officer

Exhibit 99.1

News Release
For Immediate Release

ALASKA PACIFIC REPORTS
FOURTH QUARTER AND ANNUAL EARNINGS FOR 2007

JUNEAU, Alaska, March 19, 2008 -- Alaska Pacific Bancshares, Inc. (OTCBB: AKPB) (“Company”), the parent company of Alaska Pacific Bank, announced its fourth quarter and annual results for the periods ended December 31, 2007. Net income for the year ended December 31, 2007 was $922,000, or $1.40 per diluted share. This represents a 13.1% decrease compared with $1.1 million ($1.63 per diluted share) earned in 2006. For the fourth quarter, net income was $187,000, or $.28 per diluted share, a 54.3% decrease from $409,000 ($.63 per diluted share) in the fourth quarter of 2006.

Net interest income increased $551,000 (6.5%) to $9.1 million in 2007 compared to 2006, reflecting a 5.3% increase in average loans. The net interest margin on average earning assets was 5.32% for 2007 compared with 5.13% in 2006.

Loans (excluding loans held for sale) were $165.5 million at December 31, 2007, an increase of 2.9% from last quarter and 4.4% from a year ago, reflecting steady loan demand. Deposits at December 31, 2007 were $149.4 million, a $5.0 million (3.2%) decrease from last quarter, and a $4.2 million or 2.9% increase from a year ago. Loan growth during the fourth quarter of 2007 was funded by a $6.2 million increase in Federal Home Loan Bank advances.

Nonperforming loans at December 31, 2007 were $323,000 compared with $114,000 last quarter and zero a year ago.

Net loan chargeoffs for 2007 were $63,000 compared with $32,000 in 2006. The provision for loan losses decreased to $180,000 in 2007 from $250,000 in 2006, reflecting management’s assessment of risks in the loan portfolio.

Gains on sale of loans in 2007 increased to $311,000 compared with $255,000 in 2006 as a result of improved mortgage production and an increase in the portion sold in the secondary market.

Noninterest expense for 2007 was $8.7 million, a 13.2% increase from 2006, and the reason for the decline in net income. This increase was comprised of higher occupancy costs related to the amortization of leasehold improvement from the Nugget Office remodel, and higher compensation and benefit costs. In addition to annual salary increases, compensation and benefit costs increased as a result of the addition of retail staff positions, transitional staffing and recruitment expense, increased medical insurance costs, and the recording of stock option plan compensation expense in accordance with SFAS123R – “Accounting for Stock Based Compensation.”

As previously announced, the Company declared a regular quarterly dividend of $.10 per share that was paid on February 22, 2008, to shareholders of record as of February 11, 2008.

Forward-Looking Statements

Certain matters in this news release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to, among others, expectations of the business environment in which the Company operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Company's mission and vision. These forward-looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Company's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward-looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the economy in Southeast Alaska, the real estate market, competitive conditions between banks and non-bank financial services providers, regulatory and accounting changes, and other risks detailed in the Company's reports filed with the Securities and Exchange Commission.

Contact: Julie M. Pierce		Craig E. Dahl
Senior Vice President and CFO	or	President and CEO
907-790-5135		907-790-5101

Alaska Pacific Bancshares, Inc.
Financial Highlights (Unaudited)
Year and Fourth Quarter 2007
(dollars in thousands, except per-share amounts)

	Year Ended December 31,

	2007	2006

Condensed Income Statement:
Interest income	$13,078	$11,913
Interest expense	(3,996)	(3,382)

Net interest income	9,082	8,531
Provision for loan losses	(180)	(250)
Gain on sale of loans	311	255
Other noninterest income	1,015	1,047
Branch closure costs	-	(113)
Other noninterest expense	(8,716)	(7,701)

Net income before income tax	1,512	1,769
Income tax expense	(590)	(708)

Net income	$922	$1,061

Earnings per share:
Basic	$1.45	$1.71
Diluted	1.40	1.63
Performance Ratios:
Return on average equity	5.09%	6.23%
Return on average assets	0.51	0.60
Yield on average earning assets	7.67	7.16
Cost of average interest-bearing liabilities	2.99	2.56
Interest rate spread	4.68	4.60
Net interest margin on:
Average earning assets	5.32	5.13
Average total assets	4.99	4.83
Efficiency ratio (a)	86.32	80.40
Average balances:
Loans	$162,575	$154,352
Earning assets	170,588	166,307
Assets	181,972	176,444
Interest-bearing deposits	118,369	118,153
Total deposits	144,555	143,055
Interest-bearing liabilities	133,769	131,882
Shareholders' equity	18,119	17,037
Average shares outstanding:
Basic	634,647	621,774
Diluted	661,026	649,952

		Three Months Ended

	December 31,	September 30,	December 31,
	2007	2007	2006

Condensed Income Statement:
Interest income	$3,285	$3,353	$3,227
Interest expense	(982)	(992)	(946)

Net interest income	2,303	2,361	2,281
Provision for loan losses	(45)	(45)	(45)
Gain on sale of loans	51	92	116
Other noninterest income	253	267	243
Noninterest expense	(2,236)	(2,274)	(1,913)

Net income before income tax	326	401	682
Income tax expense	(139)	(152)	(273)

Net income	$187	$249	$409

Earnings per share:
Basic	$.29	$.39	$.65
Diluted	.28	.38	.63
Performance Ratios:
Return on average equity	4.05%	5.48%	9.37%
Return on average assets	0.41	0.54	0.91
Yield on average earning assets	7.60	7.76	7.65
Cost of average interest-bearing liabilities	2.94	3.01	2.83
Interest rate spread	4.66	4.75	4.82
Net interest margin on:
Average earning assets	5.33	5.46	5.41
Average total assets	5.00	5.10	5.08
Efficiency ratio (a)	87.48	86.53	75.79
Average balances:
Loans	$163,965	$164,932	$154,876
Earning assets	172,825	172,915	168,738
Assets	184,397	185,297	179,637
Interest-bearing deposits	120,434	118,911	121,834
Total deposits	148,761	149,200	148,231
Interest-bearing liabilities	133,577	131,776	133,670
Shareholders' equity	18,473	18,173	17,464
Average shares outstanding:
Basic	639,397	633,697	626,170
Diluted	660,636	661,316	652,518

	December 31,	September 30,	December 31,
	2007	2007	2006

Balance sheet data:
Total assets	$187,482	$185,220	$178,923
Loans, before allowance	165,506	160,800	158,597
Loans held for sale	2,920	1,390	519
Investment securities	3,913	4,092	5,288
Total deposits	149,367	154,329	145,201
Federal Home Loan Bank advances	17,076	10,898	14,062
Shareholders' equity	18,669	18,278	17,705

Shares outstanding (b)	653,009	642,609	639,809

Book value per share	$28.59	$28.44	$27.67

Asset quality:
Allowance for loan losses	$1,783	$1,734	$1,666
Allowance as a percent of loans	1.08%	1.08%	1.05%
Nonaccrual loans	$323	$114	$-
Total nonperforming assets	323	114	-
Net chargeoffs (recoveries) for quarter	(3)	49	(2)
Net chargeoffs for year	63	66	32

(a)	Noninterest expense, excluding branch closure costs, divided by the sum of net interest income and noninterest income, excluding gains on sale of loans or securities.

(b)	Excludes only treasury stock.